Exhibit 99.1

NEWS RELEASE Andy Omiridis, EVP & CFO AMERISAFE 337.463.9052

AMERISAFE ANNOUNCES 2024 SECOND QUARTER RESULTS

DeRidder, LA – July 29, 2024 - AMERISAFE, Inc. (Nasdaq: AMSF), a specialty provider of workers’ compensation insurance focused on high-hazard industries, today announced results for the second quarter ended June 30, 2024.

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands, except per share data)			(in thousands, except per share data)
Net premiums earned	$68,633	$65,598	4.6%	$137,079	$134,779	1.7%
Net investment income	7,447	7,724	-3.6%	14,813	15,157	-2.3%
Net realized gains (losses) on investments (pre-tax)	(117)	75	NM	(339)	333	NM
Net unrealized gains (losses) on equity securities (pre-tax)	(58)	2,048	NM	4,718	3,417	NM
Net income	10,993	15,627	-29.7%	27,918	32,966	-15.3%
Diluted earnings per share	$0.57	$0.81	-29.6%	$1.46	$1.72	-15.1%
Operating net income	11,131	13,950	-20.2%	24,459	30,004	-18.5%
Operating earnings per share	$0.58	$0.73	-20.5%	$1.28	$1.56	-17.9%
Book value per share	$15.78	$17.76	-11.1%	$15.78	$17.76	-11.1%
Net combined ratio	90.5%	85.4%		88.8%	83.9%
Return on average equity	14.6%	18.6%		18.8%	20.0%

G. Janelle Frost, President and Chief Executive Officer, noted, “We are pleased with our second-quarter results. New business generation, along with strong retention and increased audit premiums generated gross premiums written growth of 6.6% for the quarter. Enhancing the profitable growth was favorable loss development from prior accident years. In all, we produced an attractive underwriting profit and added to the year’s robust returns.”

INSURANCE RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Gross premiums written	$76,428	$71,704	6.6%	$156,502	$154,191	1.5%

Net premiums earned	68,633	65,598	4.6%	137,079	134,779	1.7%
Loss and loss adjustment expenses incurred	40,624	35,645	14.0%	80,615	74,654	8.0%
Underwriting and certain other operating costs, commissions, salaries and benefits	20,429	19,972	2.3%	39,127	36,954	5.9%
Policyholder dividends	1,049	490	114.1%	2,121	1,421	49.3%

Underwriting profit (pre-tax)	$6,531	$9,491	-31.2%	$15,216	$21,750	-30.0%

Insurance Ratios:
Current accident year loss ratio	71.0%	71.0%		71.0%	71.0%
Prior accident year loss ratio	-11.8%	-16.7%		-12.2%	-15.6%

Net loss ratio	59.2%	54.3%		58.8%	55.4%
Net underwriting expense ratio	29.8%	30.4%		28.5%	27.4%
Net dividend ratio	1.5%	0.7%		1.5%	1.1%

Net combined ratio	90.5%	85.4%		88.8%	83.9%

•

Voluntary premiums on policies written in the quarter were 2.7% higher than in the second quarter of 2023, primarily due to an increase in policy count and strong retention, partially offset by continued declines in approved loss costs.

•

Payroll audits and related premium adjustments increased premiums written by $7.3 million in the second quarter of 2024, compared to an increase of $4.8 million in the second quarter of 2023, primarily due to continued payroll strength.

•

The loss ratio for the second quarter was 59.2%, compared to 54.3% in the second quarter of 2023. During the quarter, the Company experienced favorable net loss reserve development for prior accident years, which reduced loss and loss adjustment expenses by $8.1 million, primarily from accident years 2020 through 2022.

•	The effective tax rate for the quarter ended June 30, 2024, was 20.0%, which is slightly lower than the 20.1% for the quarter ended June 30, 2023.

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INVESTMENT RESULTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023	% Change	2024	2023	% Change
	(in thousands)			(in thousands)
Net investment income	$7,447	$7,724	-3.6%	$14,813	$15,157	-2.3%
Net realized gains (losses) on investments (pre-tax)	(117)	75	NM	(339)	333	NM
Net unrealized gains (losses) on equity securities (pre-tax)	(58)	2,048	NM	4,718	3,417	NM
Pre-tax investment yield	3.3%	3.2%		3.3%	3.2%
Tax-equivalent yield (1)	3.8%	3.6%		3.8%	3.6%

(1)	The tax equivalent yield is calculated using the effective interest rate and the appropriate marginal tax rate.

•

Net investment income for the quarter ended June 30, 2024, decreased 3.6% to $7.4 million due to the reduced portfolio size, partially offset by increased reinvestment rates as compared to portfolio rolloff.

•	Net unrealized gains on equity securities were relatively unchanged during the quarter compared to a $2.0 million unrealized gain in the second quarter of 2023.

•	As of June 30, 2024, the carrying value of AMERISAFE’s investment portfolio, including cash and cash equivalents, was $884.2 million.

CAPITAL MANAGEMENT

During the second quarter of 2024, the Company repurchased 91,825 shares at an average cost (including commissions and excise tax) of $44.79 per share, a total of $4.1 million. Since the inception of our initial share repurchase program in February 2010, we have repurchased 1,661,265 shares at an average cost of $24.71, a total of $41.0 million. The remaining outstanding share repurchase authorization as of June 30, 2024 is $6.3 million.

The Company also paid a regular quarterly cash dividend of $0.37 per share on June 21, 2024, which represented an 8.8% increase in the quarterly dividend compared with 2023. On July 26, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.37 per share, payable on September 20, 2024, to shareholders of record as of September 6, 2024.

Book value per share on June 30, 2024, was $15.78, an increase of 3.3% from $15.28 on December 31, 2023.

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SUPPLEMENTAL INFORMATION

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(in thousands, except share and per share data)
Net income	$10,993	$15,627	$27,918	$32,966
Less:
Net realized gains (losses) on investments	(117)	75	(339)	333
Net unrealized gains (losses) on equity securities (pre-tax)	(58)	2,048	4,718	3,417
Tax effect (1)	37	(446)	(920)	(788)

Operating net income (2)	$11,131	$13,950	$24,459	$30,004

Average shareholders’ equity (3)	$301,043	$336,711	$296,722	$329,000
Less:
Average accumulated other comprehensive loss	(9,150)	(10,792)	(8,377)	(12,964)

Average adjusted shareholders’ equity (2)	$310,193	$347,503	$305,099	$341,964

Diluted weighted average common shares	19,146,294	19,196,755	19,171,206	19,200,377

Return on average equity (4)	14.6%	18.6%	18.8%	20.0%
Operating return on average adjusted equity (2)	14.4%	16.1%	16.0%	17.5%
Diluted earnings per share	$0.57	$0.81	$1.46	$1.72
Operating earnings per share (2)	$0.58	$0.73	$1.28	$1.56

(1)	The tax effect of net realized losses on investments and net unrealized gains (losses) on equity securities is calculated with an effective tax rate of 21%.
(2)

Operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity and operating earnings per share are non-GAAP financial measures. Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures.

(3)	Average shareholders’ equity is calculated by taking the average of the beginning and ending shareholders’ equity for the applicable period.
(4)	Return on average equity is calculated by dividing the annualized net income by the average shareholders’ equity.

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NON-GAAP FINANCIAL MEASURES

This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the U.S. Securities and Exchange Commission (the SEC) and includes a reconciliation of non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP in the Supplemental Information in this release.

Management believes that investors’ understanding of core operating performance is enhanced by AMERISAFE’s disclosure of these financial measures, which include operating net income, average adjusted shareholders’ equity, operating return on average adjusted equity, and operating earnings per share.

CONFERENCE CALL INFORMATION

AMERISAFE has scheduled a conference call for July 30, 2024, at 10:30 a.m. Eastern Time to discuss the results for the quarter and comment on future periods. To participate in the conference call, dial 786-789-4833 (Conference Code 9064151) at least ten minutes before the call begins.

Investors, analysts, and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the “Investor Relations Home” page of the “Investors” section of the Company’s website (http://www.amerisafe.com). To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download, and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call at the same website location.

ABOUT AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging and lumber, agriculture, and manufacturing. AMERISAFE actively markets workers’ compensation insurance in 27 states.

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FORWARD LOOKING STATEMENTS

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions, and projections as of the date of this release and are not guarantees of future performance and include statements regarding management’s views and expectations of the workers’ compensation market, the Company’s growth opportunities, underwriting margins and actions by competitors. Actual results may differ materially from the results expressed or implied in these statements if the underlying assumptions prove to be incorrect or as the results of risks, uncertainties, and other factors on the business and operations of the Company and our policyholders and the market value of our investment portfolio. Additional factors that may affect our results are set forth in the Company’s filings with the Securities and Exchange Commission, including AMERISAFE’s Annual Report on Form 10-K. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information, or circumstances that arise after the date of this release.

- Tables to Follow -

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenues:
Gross premiums written	$76,428	$71,704	$156,502	$154,191
Ceded premiums written	(4,027)	(3,965)	(7,953)	(8,144)

Net premiums written	$72,401	$67,739	$148,549	$146,047

Net premiums earned	$68,633	$65,598	$137,079	$134,779
Net investment income	7,447	7,724	14,813	15,157
Net realized gains (losses) on investments	(117)	75	(339)	333
Net unrealized gains (losses) on equity securities	(58)	2,048	4,718	3,417
Fee and other income (losses)	(75)	214	48	411

Total revenues	75,830	75,659	156,319	154,097

Expenses:
Loss and loss adjustment expenses incurred	40,624	35,645	80,615	74,654
Underwriting and other operating costs	20,429	19,972	39,127	36,954
Policyholder dividends	1,049	490	2,121	1,421
Provision for investment related credit loss benefit	(16)	(16)	(33)	(35)

Total expenses	62,086	56,091	121,830	112,994

Income before taxes	13,744	19,568	34,489	41,103
Income tax expense	2,751	3,941	6,571	8,137

Net income	$10,993	$15,627	$27,918	$32,966

Basic EPS:
Net income	$10,993	$15,627	$27,918	$32,966

Basic weighted average common shares	19,083,232	19,139,735	19,102,700	19,135,564
Basic earnings per share	$0.58	$0.82	$1.46	$1.72

Diluted EPS:
Net income	$10,993	$15,627	$27,918	$32,966

Diluted weighted average common shares:
Weighted average common shares	19,083,232	19,139,735	19,102,700	19,135,564
Restricted stock and RSUs	63,062	57,020	68,506	64,813

Diluted weighted average common shares	19,146,294	19,196,755	19,171,206	19,200,377

Diluted earnings per share	$0.57	$0.81	$1.46	$1.72

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AMERISAFE, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	June 30, 2024	December 31, 2023
	(unaudited)
Assets
Investments	$853,597	$857,786
Cash and cash equivalents	30,611	38,682
Amounts recoverable from reinsurers	123,335	129,963
Premiums receivable, net	150,914	132,861
Deferred income taxes	21,781	20,403
Deferred policy acquisition costs	19,506	17,975
Other assets	33,785	31,492

	$1,233,529	$1,229,162

Liabilities and Shareholders’ Equity
Liabilities:
Reserves for loss and loss adjustment expenses	$663,985	$673,994
Unearned premiums	128,055	116,585
Insurance-related assessments	16,661	16,896
Other liabilities	123,836	129,236

Shareholders’ equity	300,992	292,451

Total liabilities and shareholders’ equity	$1,233,529	$1,229,162

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